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                              COMMERCIAL LEASE


BY THIS AGREEMENT, made this _____ day of January, 1995, between Cedar Street Bridge Co., an Idaho limited partnership, and Sandpoint Real Estate Development Partnership, an Idaho limited partnership, for itself and as successor to Cedar Street Bridge Co., both having principal business offices in Bonner County and a mailing address of 104 E. Pacific, Sandpoint, Idaho 83864-1496, hereinafter referred to as "Lessor," Gourmet, Inc., an Idaho Corporation duly authorized to transact business in the State of Idaho, whose address is 517 N. 4th Ave., Sandpoint, ID 83864, and who executes this lease as an additional "Lessor" as to that property expressly designated herein as belonging to said Corporation, and Coldwater Creek Inc., an Idaho corporation with principal place of business at 1123 Lake Street, Sandpoint, Idaho, herein referred to as "Lessee," Lessor rents to Lessee, and Lessee hires from Lessor, for the uses herein described, the following demised premises in the City of Sandpoint, State of Idaho, upon the following items and conditions:

SECTION ONE: DEMISE:

This instrument creates a sub-lease of real property, and a lease of certain other property. Subject to the provisions on permitted and prohibited uses, Lessee may sub-let or assign any portion of the demised premises, without prior or additional consent of Lessor.

Lessor leases to Lessee the following real property in Sandpoint, Idaho, together with all improvements, appurtenances, licenses, easements and rights appertaining, in that developed property known as the "Cedar Street Bridge" or "Cedar Street Bridge Public Market", including specifically all common areas and facilities, signs, and rights to post signs, which property is more particularly described as:

     A tract of land located in the Southeast Quarter of the Northeast Quarter of Section 22, Township 57 North, Range 2 West, and in Government Lot 2 of Section 23, Township 57 North, Range 2 West, Boise Meridian, Bonner County, Idaho described as follows:

          Beginning at a point which is 80.0 feet East of the Southeast corner of Lot 10, Block 15, Farmin's Addition, according to the plat thereof, recorded in Book 1, page 155, records of Bonner County, Idaho; thence South 80.0 feet; thence East to the Southwesterly right of way of the Northern Pacific Railroad right of way in Government Lot 2 of said
     Section 23; thence Northwesterly along said right of way to a point which is East of the Point of Beginning; thence West to the Point of Beginning.

The parties recognize that Lessor's estate in the foregoing realty arises by virtue of a lease (hereafter "City Lease") which it holds with the City of Sandpoint, dated


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October 6, 1982, recorded at Book 6 of Leases, Page 455 Records of Bonner
County, Idaho. This instrument is intended to vest in Lessee physical possession of the entire estate created by the City Lease, and is subject to paragraph 6 of said lease regarding access across Sand Creek, which provides:

     Tenant's exclusive possession notwithstanding, during the term of this lease, as extended, tenant shall maintain, during reasonable business hours, at least ten (10.0) feet of access for public pedestrian travel across Sand Creek. Further, but only to the extent permissible by applicable safely regulations and considerations concerning vandalism, loitering and the like, tenant shall keep open a four (4.0) foot wide outside corridor, located along the south edge of the existing structure, after reasonable business hours, as access to the Burlington Northern depot. Said four foot access may be considered by tenant as part of the ten foot access specified above, in the event applicable safely regulations permit its use. All references to access and corridor herein shall refer only to the same at ground level, and shall not include any corridors or floors at other than "ground" level.

          Said right of way may be interrupted from time to time when, in the reasonable opinion of tenant, pedestrian travel is deemed hazardous. Tenant agrees to consult with appropriate City officials prior to such closure and to follow the reasonable guidance and advice given. However, in no event shall the giving of such advice by deemed a participation by the landlord in the risk of loss arising from injury on or to the leased property.

Nothing contained herein shall be construed in derogation of such access.

Lessee has read and understands the provisions of the City Lease, and agrees to do no act which violates the terms thereof. An uncured default of the City Lease by either party shall constitute a default of this sub-lease. Lessor represents that the City Lease sets forth all the material terms between the City and Lessor, and Lessee relies upon such representation.

This demise also includes, to the extent not included in the City Lease:

a. That portion of the leasehold leased to Lessor by Burlington Northern Railroad Company pursuant to lease # 244,712 depicted as areas E and C (and designated in orange on attached exhibit A), together with such rights to the use of the adjoining dumpster area on BN property as are now held or enjoyed by Lessor. This lease does not include other of the property subject to said railroad lease, nor are the duties and obligations of said lease assigned to, or the responsibility of, Lessee. Lessor under this Lease remains responsible for rents payable to B.N.R.R. and all other obligations of its Lease with B.N.R.R.

b.  The rights and interest, if any, to the use and occupation of Bonner
County

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property lying within the area depicted in yellow on Exhibit "A," however arising.

c. The areas extending outward from the west side of the improvements to the right of way for First Avenue, which area is sometimes called the "plaza."

d. Subject to the provisions of Idaho Code Title 23 Chapter 9, the existing liquor license held by Gourmet, Inc., which is presently held for use in conjunction with the leasehold, and as to which Gourmet, Inc. is the sole Lessor, the parties intending that Lessee may operate pursuant to the authority granted by such license(s). Annual license fees payable to the State of Idaho shall be divided between the parties, except that in any calendar year in which Lessee utilizes the license for sale of liquor to the public, then Lessee shall be responsible for the entire license fee for that year. Lessee shall do no act, nor suffer acts to be done, which cause or could cause loss of such liquor license, and Gourmet, Inc. reserves the right to take all steps reasonably necessary to insure the continuation of such licensure.

Gourmet specifically authorizes Lessee to sell liquor by the drink on the premises. Nevertheless, Lessee shall obtain and maintain liquor liability insurance for all periods during which it is actually selling liquor pursuant to said license, naming lessee and lessor as insureds as their interests may appear.

e. The dock, and stairway leading to the dock, located on the east side of Sand Creek, and the right to let, license or otherwise control enterprises operating on Sand Creek from the bridge facility or dock, including but not limited to canoe/kayak operations and food/refreshment operations, to the extent that such operations have been, or can be, under the control of Lessor.

f. the right, though not the obligation, to use all signage on or associated with the property, including the free standing "Cedar Street Public Market" sign on the west side of the property.

g. non-exclusive use of the 4 foot wide outside corridor required by the City Lease.

h. that personal property described on Exhibit B, attached hereto. Items whose useful life as shown in said exhibit is less than the period of possession by Lessee under this lease and any extension thereof are deemed "consumable" in the course of ordinary use, wear and tear, and need not be accounted for or returned by Lessee at termination.

Lessor shall promptly notify Lessee of any claim or suit instituted or threatened against it which could impact Lessee's continuing quiet possession of the demised premises.

SECTION TWO: EXCLUSIVE AND QUIET POSSESSION:

Except for those rights for access across Sand Creek in favor of the public which are established by the lease between Lessor and the City of Sandpoint and described in Section One, this demise is exclusive, even as to formerly "common" areas, it being expressly understood that all existing tenancies, licenses or other

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permissive uses (but not including the liquor license) or interests shall be terminated, all other tenants shall have vacated the premises prior to commencement of the term hereof, and Lessee shall have full, exclusive, complete and entire possession (hereafter "full possession").

Lessee has offered to sub-let the current "Special Effects" space to the current tenant thereof, if such tenant will terminate her existing lease with Lessor. If the tenant accepts this offer, then her continuing possession shall not be deemed to violate Lessee's requirement of full possession. If she declines this offer, then:

     a. Lessor will commence and diligently pursue eviction at its earliest availability, and at Lessor's expense; and

     b. Said tenants continuing presence shall not be deemed to violate Lessee's requirement of full possession; and

     c. If said tenant is still holding possession on or after January 1, 1996, then Lessee's full possession shall be deemed interrupted, and obligations regarding rents, repair, maintenance, and repair shall be as in this lease set forth in the event full possession is not obtained.

Lessor covenants that Lessee shall and may peaceably and quietly have, and hold and enjoy said premises during the entire term of this lease and any rightful extension hereof, without interference, limitation, hindrance or molestation by the Lessor, any tenant or former tenant of Lessor, or any other person lawfully claiming by, through or under Lessor. Lessor agrees to protect, indemnify and hold harmless Lessee against the claims of any party or parties should any contests ever arise as to the Lessor's possessory interest in the premises, Lessor's right to enter into this lease and any of the agreements contained herein, and Lessee's right to exclusive possession of the property.

Lessee shall be entitled to enter onto the premises, and shall have exclusive possession, on and after February 1, 1995. The existence of a leasehold interest in Lessee, pursuant to its pre-existing lease or any extension thereof, shall not constitute a violation of the foregoing covenants.

PROVIDED, HOWEVER, THAT if at the commencement of the term Lessor has not, cannot or does not provide complete and exclusive possession of the demised real property as described herein, then:

1. Lessor and Lessee shall not be obligated to contribute to the cost of improvements and renovations set forth in Section Six, and shall not be obligated for repair or maintenance as set forth in Section Seven, and such obligations shall remain abated until full possession is delivered or this lease is terminated. Repair, maintenance and utilities obligations of the parties in that case shall be as set forth in the parties' existing 1992 lease.

2.  Lessee shall retain possession of the space now held by it under lease.

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3.  Lessee shall take occupancy of the following additional retail space, or so much thereof as is available:

    Silver Lady (Hebert) space, as of August, 1994
    Delightful Diversions (Beers and Thiele) space as of August, 1994 Mole Hole (Ogilvie) space of August, 1994

4. Lessee shall take possession of all other available space, as such space becomes available.

5. Lessee shall pay, as rent for each such space the rental rates shown in Exhibit "C."

SECTION THREE: TERM:

The term of this Lease shall be five years, beginning February 1, 1995, and continuing through 11:59 p.m. on January 31, 2000, PROVIDED, HOWEVER, that if full, complete and exclusive possession of the premises is not provided by Lessor on that date, then the term shall extend for 5 years from the date on which such full possession is achieved, and the renewal term, if exercised, shall extend for an additional 5 years.

Lessee shall have the right to renew this lease for an additional 5 year term. The election to renew shall be exercised by delivering notice in writing of said election at least 150 days prior to the expiration of the term. Delivery to Lessor shall be at the address then being used for payment of rent. If notice of election is given by mail it shall be deemed given when placed into the United States postal system.

Should Lessee holdover after termination, a month to month tenancy shall result, for which the monthly rent, absent other written agreement between the parties, shall be .0875 (105% of one twelfth) of the last effective annual rent payable.

In consideration of the mutual covenants and agreements herein, Lessee is hereby granted the following right of first refusal, which is a material consideration for this lease:

A. During the original term of this lease, and during all but the final one year of any renewal thereof, Lessee may purchase the property under the terms, and for the purchase price, Lessor proposes to sell such property to any third party. Implementation of this right shall be as follows:

    1. Lessor shall immediately deliver to Lessee a copy of the executed offer of purchase which Lessor intends to accept. If the period for acceptance of the offer is too short to afford Lessee at least 7 days in which to respond after receipt of its copy, Lessor shall reject the offer, provided that Lessor may counter-offer on the same terms but made subject to this right of first refusal.

    2. Lessor shall not accept any offer of purchase, nor otherwise bind itself to sell, until expiration of at least 7 days from delivery of a copy of such offer to Lessee. If terms additional to those contained in the written offer of purchase have been proposed, these shall likewise be conveyed to Lessee.

    3.  Lessee may verify the proposed purchase and sale, through the


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prospective purchaser, its agents, or agents of Lessor.

    4. Lessee shall exercise its right by tendering written notice of acceptance of the proposed purchase terms, and tendering all such sums as are required to be tendered under the purchase offer, within the 7 day period so reserved. Upon such tender, the parties shall proceed to close the transaction, upon the terms so accepted. On failure to so tender, the right of first refusal for purchase shall terminate.

SECTION FOUR: RENT:

For each month of the term in any part of which Lessee does not have full possession, Lessee shall pay rents as provided for in Section Two, in advance, on or before the first day of the month for which due.

Commencing upon full possession, and for the five remaining years of the term, Lessee shall pay as rent the sum of $250,000.00 per year (the full rent). For each year of the 5 year renewal term of this lease, Lessee shall pay as rent the sum of $275,000.00 per year (the full rent). As used in this section, "rents" means the total of all ground rents, fees and charges except those otherwise herein specifically assumed by Lessee.

Subject to the provisions of Section Thirteen, one twelfth of the annual rent (e.g. $20,833.33 during the first 5 year term) shall be due and payable to Lessor on the 1st day of each calendar month. All rentals shall be paid to the account of Sandpoint Real Estate Development Partnership at Panhandle State Bank, Sandpoint, Idaho, or such other address as said Partnership shall in writing instruct. The appointment of rents between the Lessors herein is the responsibility of said Lessors.

Lessee shall secure from its bank a letter of credit guaranteeing payment of the rents due from Lessee for the ensuing 24 months. This guarantee shall be renewed or extended from time to time such that it shall always cover the next 24 months. The cost of obtaining and maintaining the letter shall be paid equally by the parties. Costs, including attorneys fees, of the party not in default, and of the bank, if any, shall be paid by the non-prevailing party.

SECTION FIVE: UTILITIES AND SIGNS:

Lessee shall pay for all utilities supplied to the demised premises during that portion of the term of this Lease in which it has full possession, including, but not limited to, water, trash removal, electricity, snow removal and telephone service.

Lessee may modify, install and remove signs for identification, advertising, and all other purposes which are not in conflict with existing State and Local Statutes, Ordinances and Regulations, provided, however, that Lessee agrees to maintain the "identify" and "character" of the Cedar Street Bridge, in a fashion aesthetically acceptable to both parties. Lessee intends to remove current signage on the west face of the building (Cedar Street Bridge Public Market) and replace it with its own business name(s) and/or logos, and may do so without additional consent of Lessor. All sign installation shall be in a manner such that no structural damage

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shall be done to the building upon removal. So long as Lessee is not in full and complete possession of the property, Lessor's rights as against other tenants to abate or control such tenant(s)' individual signage and advertising is hereby assigned to Lessee. Upon termination of this Lease Lessee shall remove said signs at its own expense, and restore and repair any damage arising from such removal.

SECTION SIX: REMODELING TO SUIT:

The following renovations shall be performed forthwith:

A. Re-surface the existing bricked outside (west side) plaza area, extending westward from the bridge building to the right of way of First Avenue or the beginning of avenue curbing, whichever is farther. ALSC architects, of Spokane, Washington, shall be employed by the parties jointly, to render design assistance and oversee the work, including inspections and oversight of the contractor(s).

Contractors will be required to post a performance bond and show proof of insurance indemnifying the parties, as their interests may appear, from liability arising from construction, in an amount of not less than $1,000,000.00.

The materials to be used, colors and other aesthetics shall be in the first instance determined by Lessee, and then reviewed by Lessor, which may veto any part of the proposed construction, and present counter proposals. In the event the parties are unable to mutually agree on any detail, the architect shall propose a binding compromise.

The project will be undertaken and diligently pursued, so as to be completed on or before June 1, 1995.

If Lessor is unable to provide full possession, this project shall proceed only by mutual agreement. When Lessee has full possession, the project becomes mandatory, time frames shall be reasonably adjusted, and Lessee shall pay (and as appropriate reimburse Lessor) for the entire project cost. All of such cost, up to a maximum of $25,000.00 shall be credited as advance rent, subject to interest accrual as set out in Section Twenty Two.

B. Air conditioning shall be installed in and for the property, including retail units and former common areas. ALSC architects, of Spokane, Washington, shall be employed by the parties jointly, to design the system and oversee the work, including inspections and oversight of the contractor(s).

Contractors will be required to post a performance bond and show proof of insurance indemnifying the parties, as their interests may appear, from liability arising from construction, in an amount of not less than $1,000,000.00.

Attached hereto as Exhibit "D" are baseline specifications which shall be applied to the design absent structural or functional necessity to the contrary. The system shall employ heat pumps. In the event of dispute between Lessor and Lessee as to design and implementation of the system which is not resolved after direct discussion, the disputed issue(s) will be resolved by vote, where each

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Lessee and Lessor shall each have one vote, and the architect shall have one vote.

If Lessor is unable to provide full possession, this project shall proceed only by mutual agreement. When Lessee has full possession, the project becomes mandatory, time frames shall be reasonably adjusted, and Lessee shall pay 100% of the cost (reimbursing Lessor as appropriate), and the following sums shall be credited as advance rents: 50% of the first $100,000.00 cost of the project, inclusive of architect and engineering fees; and 25% of the next $50,000.00 of such cost. There shall be no credit for costs exceeding $150,000.00. Sums credit as advanced rent shall be subject to interest as set out in Section Twenty Three.

The project will be undertaken and diligently pursued, so as to be completed on or before June 1, 1995.

C. The fixtures in restrooms will be forthwith replaced with new fixtures, to be completed on or before April 30, 1995. Lessor shall pay the first $7500.00 of the cost thereof, and any balance payable shall be paid by Lessee. Lessee may elect to make other improvements to the restrooms, at its own expense, provided all applicable codes are complied with and Lessor gives prior consent, which shall not be unreasonably withheld.

D. Modifications to the improvements which are required to comply with federal, state or local ordinances or codes, whether now extant or whether adopted during the term of this lease, shall be performed by Lessor, at its expense.

E. The following remodeling and renovation may be undertaken by Lessee, at its expense, without additional approval, and without the obligation to restore the same upon termination:

    1.  Cutouts in or of walls now separating retail units.
    Contemplated cutouts are shown on Exhibit "E".

    2. Removal of the walls and trade fixtures which currently define the area now leased to Ogilvie, and sometimes known as the "Mole Hole Space."

    3. Changes in the number, location, size, and shape of entries, and installation of walls, doors, windows and partitions; provided, however, that no such change shall be undertaken which violates the rights of way reserved to the public in the lease with the City.

    4.  Changes in lighting and signage.

    5. Changes to food preparation areas, and redesign and relocation within the property of the food, beverage and liquor dispensing areas.

    6. Installation of new or additional interior telephone wiring and computer hookups.

If Lessee's remodeling has the effect of eliminating an existing retail unit as depicted on Exhibit "E" (other than the Mole Hole), it shall restore such unit upon

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termination, at its expense, should Lessor so demand.

All remodeling under this Section shall be properly engineered so as not to damage the structural integrity of the premises, nor destroy existing mechanical systems.

Lessee may not make any structural changes, changes to the exterior of the building or other remodeling changes to the interior not set forth herein except as specifically permitted by lessor in writing, which permission will not be unreasonably withheld, but which may be conditioned on lessee's agreement, on termination, to return those changes to their pre-sublease concept and character.

SECTION SEVEN: REPAIR AND MAINTENANCE:

Any damage to the existing property caused by or during the departure of existing tenants shall be repaired by Lessor. All mechanical, electrical, heating, plumbing, sprinkling and utility systems shall be in good working order and comply with applicable codes, or promptly brought to compliance at Lessor's expense.

Lessor shall at its own expense provide routine repair and maintenance of the structural components of the improvements, including but not limited to the foundation of each, the building exterior, roof, air conditioning system, sprinkling system, plumbing, electrical, heating and other mechanical systems, except:

    a. those items which are assigned to Lessee as shown in the maintenance chart dated 12/28/94, attached hereto as Exhibit "F"; and

    b. Lessee shall repair at its own expense all injuries or deteriorations to the premises occasioned by Lessee's want of ordinary care or greater degree of culpability; and

    c. those repair or maintenance obligations otherwise herein specifically assigned to Lessee.

    d. Lessee shall be responsible for the care and control of the outside walkway across Sand Creek.

Lessor is specifically responsible for damage arising from, or as a result of, frozen or burst pipes, including lost profits, except to the extent such damage arises from intentional or negligent acts of Lessee.

Lessee shall at its own expense, and in addition to the payments required by Section Three hereof, repair and maintain the interior of the building, including walls, floors, ceilings, and lighting of the original building and of all alterations and renovations thereof made by Lessee, including formerly "common areas," except:

    a. those items which are assigned to Lessor as shown in the maintenance chart dated 12/28/94, attached hereto as Exhibit F; and

    b. Lessor shall repair at its own expense all injuries or deteriorations to the premises occasioned by Lessor's want of ordinary care or greater degree of culpability; and

    c. those repair or maintenance obligations otherwise herein specifically assigned to Lessor.

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Lessee shall keep the premises in a clean condition and businesslike appearance, and shall use all reasonable precautions to prevent waste, damage, or injury to the demised premises. Lessee shall maintain in a clean condition and businesslike appearance the exterior walkways and parking areas included in the demise.

Lessee and Lessor shall comply with all statutes, ordinances, and requirements of all municipal, state, and federal authorities now in force, or which may hereafter be in force, pertaining to the premises, occasioned by or affecting the use thereof by Lessee or the possessory interest therein of Lessor.

At termination of this lease, the air conditioning, structural remodeling, and other improvements and renovations which are part of the building, and not readily removable without substantial damage to the property, shall be fully the property of Lessor. Trade fixtures, fixtures and improvements readily removable shall remain the property of Lessee. Lessee is not obligated at termination to restore the property to its original condition or floorplan.

SECTION EIGHT: MERCHANT'S ASSOCIATION:

The parties recognize that a merchant's association, known generally as the Cedar Street Bridge Merchant's Association, has existed for and among merchant's operating in the property. Upon full possession, this association shall be deemed suspended during the term of this lease and any extension thereof. Rules and regulations for tenants, "sign ordinance(s)" and other regulatory pronouncements which have been issued by Lessor or by the merchant's association shall be not apply during the terms of this lease, except as expressly incorporated herein.

SECTION NINE: AUTHORIZED USES:

Lessee shall neither use nor occupy the demised premises or any part thereof for any unlawful, disreputable or ultrahazardous business purpose, nor operate or conduct its business in a manner constituting a nuisance of any kind. Lessee shall comply with all laws, ordinances, and regulations applicable to its use of the premises which may now or hereafter be promulgated by any governmental agency having appropriate jurisdiction.

Lessee shall utilize the premises principally as a commercial shopping area with associated features and facilities, and open to the public. Other compatible uses, including office space, shall be permitted.

Lessee may sublet or assign the whole, or any part, or its interest, without additional consent of Lessor, provided that the bank guarantee of payment of rent is retained, and the sub-lessee or assignee accepts full obligation to perform Lessee's obligations hereunder.

SECTION TEN: INSPECTION:

Lessee shall permit agents of Lessor to enter into and upon the demised premises during business hours, or by mutual arrangement at other reasonable times, for the purpose of inspecting the same, or

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for the purpose of posting notices of non-responsibility for alterations, additions or repairs. Lessee intends, and is permitted, to install new locks and a security system. Lessor will be supplied a key for entry into the property. Lessee will not provide Lessor with the security system codes, it being the parties intention that entries by Lessor or its agents to address building or other emergencies shall be possible, but shall result in alert to Lessee and agencies connected to the security system.

At any time during the final year of this lease, or during the final year of any renewal term hereof, Lessor may show the property to prospective tenants, provided Lessor supplies Lessee with 48 hours prior notice, and the showing is conducted so as to minimize interference with retail operations or patron usage.

During the fifty (50) days preceding the end of the term, Lessor may discreetly display on the premises a sign or signs that the premises are available for Lease. Lessee shall co-operate with Lessor in showing the property at reasonable times to prospective tenants.

SECTION ELEVEN: INSURANCE:

Each party shall obtain and maintain at its own expense premises liability insurance in an amount not less than One Million Dollars [$1,000,000] on which the other party is shown as a named insured, as its interest may appear.

Lessee shall obtain and maintain fire insurance covering damage or loss from fire or other casualties to its own personal property within the premises, commencing with the earliest date on which Lessee takes possession of the property.

Lessee shall promptly notify Lessor of any claim or suit instituted or threatened against Lessee.

Lessor shall keep the building upon the demised premises insured against loss or damage by fire, wind, storm, lightening, vandalism and other causes to the extent of the full insurable value thereof, and shall apply all proceeds collected thereunder toward full compliance with the its obligations hereunder.

SECTION ELEVEN A: ABATEMENTS AND TERMINATION:

In the event that, by virtue of a loss, including by fire, the elements, unavoidable accident, condemnation or other taking by eminent domain, or other calamity, not the fault of Lessee, the leased property is rendered unavailable or untenantable in whole or in part, the rent shall be abated in appropriate proportion to the diminished use of the premises resulting from the loss, according to the following formulae:

a. If by virtue of such loss a portion of the critical areas depicted in yellow on Exhibit G materially affecting access to the retail area are or will be unsafe or unusable, then:

    i.   rent will automatically abate by 75%; and
    iii. If cure and repair are not completed within 90 days, then Lessee shall, in the 30 days following Lessors 90 day cure period notify Lessor

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in writing whether it shall terminate this lease, or affirm the lease at the reduced rent. If affirmed, full rent shall be restored upon completion of cure and repairs. If terminated, Lessee shall vacate the premises within 180 days, and shall pay abated rent, pro rata, during the period of possession.

b. If the diminished use affects 3 or more of the 9 critical bays depicted on Exhibit G in orange, then Lessors obligations to repair and Lessees rights to terminate or abate rent are as set forth in subparagraph a above.

c. If the diminished use is not of Exhibit G critical areas, or affects fewer than 3 critical (orange) bays, then the lease shall be affirmed, and rents abated by that proportion as the August 1994 rent payable for the lost use area bears to the entire rents payable in August 1994 (Exhibit C). Lessor will diligently pursue full repair and restoration. Full rent shall be restored upon complete repair and restoration.

Upon termination, any advance of rentals (as provided for in Section Thirteen hereof) not offset shall be repaid by Lessor to Lessee, together with interest from date of Lessor's receipt at the rate provided for judgments.

Following a loss as to which termination is not elected, Lessor shall promptly cause the damage to be repaired to a condition at least as good as existed prior to the loss. When the damage has been fully corrected, and the property restored to its prior condition, full rent shall again be due. If damage occurs to the leased property, whether partial or complete, as a result of the fault or neglect of the Lessee, its employees, agents, assignees or subtenants, there shall be no apportionment or abatement of rent during the term of this Lease, and Lessee shall be responsible to repair the premises to their condition prior to the loss.

SECTION TWELVE: LIQUOR LICENSES

Lessor presently holds a liquor license, which is associated with the premise subject of this lease. The parties have agreed that Lessor will lease said license to Lessee. If such a lease of the license is not authorized or approved by the state authorities concerned, the parties will cooperate in establishing such alternate arrangement with regard to the license as will permit Lessee to operate under such license, and in the manner most nearly equivalent to a lease of the license.

The parties will cooperate in timely executing such documents as are requested or required by the State of Idaho to process and approve lease of the license, the alternate arrangement, including the qualification of Lessee corporation to hold such license as lessee or equivalent. However, Lessor is not responsible if, by reason of the identity of the stockholders, directors or other principals in Lessee, the State refuses to authorize Lessee to operate under a liquor license, nor if Lessee loses its authorization to so operate based upon violation of law or other bad acts.

Lessee will make its own application for beer and wine licenses, and no transfer

SREDP/CWC LEASE - 12
or assignment of such licenses held by Lessor shall be required.

SECTION THIRTEEN: SPECIAL ADVANCE:

Lessee will place into the trust account of its attorney, serving as an escrow, the total sum of $160,000.00, for payment to tenants as follows:

         To Ogilvie: $25,000.00
         To Hebert: $75,000.00
         To Beer and Thiele: $60,000.00

The first $155,000.00 of such sum paid out shall be credited as advance payment of rent. The remaining $5000.00 is Lessee's contribution to the buyouts.

The condition for the disbursement is that the tenant to be paid has in fact vacated and surrendered possession, as verified by a signed and notarized writing by the tenant acknowledging surrender and termination of leasehold rights. One alternate original of each such writing shall be delivered to the escrow prior to disbursement; but it is not necessary that all three tenants have vacated in order to authorize the payment to any one tenant. To the extent that Lessor had advanced any portion of the above tenant buyout sums, it shall be reimbursed from the funds in escrow. Moneys still held by the escrow on February 1, 1995 shall be returned to Lessee.

Lessee shall have right of possession for a period not less than the period corresponding to the rents so prepaid (which period will depend on whether and when full possession is delivered). If full possession has not been provided to Lessee by the end of such period, Lessee thereafter has the right, for the next 30 days, to terminate this lease or to confirm it on these same terms. Thereafter, either party may terminate this lease on 180 days written notice to the other. Upon such termination, sums advanced by Lessee, including against future rent, shall be reimbursed by Lessor to Lessee.

Lessee's agreement to advance rents under this Section is personal to Lessor, and cannot be assigned.

In the event of cancellation, termination, rescission or other event which prevents application of amounts advanced to ongoing rents until fully offset, Lessor shall repay to Lessee the portion of such advance which has not been offset, together with interest at the rate fixed for judgments, accruing from the date of the event. The provisions of Section Eighteen regarding mediation, legal action and attorneys fees shall apply to the implementation or, or disputes regarding, the repayment of rent advances provided in this Section.

SECTION FOURTEEN: INDEMNIFICATION:

Each party shall indemnify and hold the other harmless from liability and expense arising out of or resulting from the intentional and negligent acts or omissions of the indemnifying party.

SECTION FIFTEEN: DEFAULT:

Time is of the essence of this Lease.

SREDP/CWC LEASE - 13

A. If Lessee shall default in payment of rent, and such default continues for three (3) days after receipt of written notice of the breach, then Lessor may terminate this lease, and in addition pursue any or all of the remedies set out herein, the same being cumulative.

B. If Lessor shall default in its covenant of quiet enjoyment and peaceable possession, such that Lessee's possession of any portion of the Exhibit G critical areas is lost, compromised, or contested, then Lessee may terminate this lease, and in addition pursue any or all of the remedies set out herein, the same being cumulative.

C. If the default constitutes an abandonment of the premises without cause (for purposes of this clause, failure to occupy the premises for thirty (30) days shall be deemed abandonment). Lessor may re-take possession without additional orders of court, and bring an action for all damages provided by law.

D. If the default is for failure to pay money other than rent, or for failure to do, or refrain from doing, some other affirmative act herein stated, and the default

- is one which could reasonably be cured within 30 days, but such default continues for thirty (30) days after written notice has been given to the party in default, or

- is one which could not reasonably be satisfied within 30 days, but cure of such breach is not begun within such 30 days, and thereafter diligently pursued,

then, the party not in default may at its election:

    1. Cure the default, and charge back the cost of cure to the party in default. If Lessee is the party in default, the chargeback shall be considered as additional rent. If Lessor is the party in default, the chargeback shall be taken as a credit against rents due until satisfied. Written notice of the costs of such cure shall be delivered to the party in default, and shall be deemed due upon delivery.

    2.  Bring an action to collect the amount in default.

    3.  Bring an action for specific performance.

    4. Bring an action for damages, which may include incidental and consequential damages, including lost profits. The parties agree, however, that the maximum damage for lost profits payable to either party shall not exceed $1,000,000.00

In the event of termination Lessor may re-enter the premises and remove all persons and property from the premises.

SECTION SIXTEEN: LIENS:

SREDP/CWC LEASE - 14

Lessee covenants to keep the demised premises free of mechanics, materialman and other liens, and shall hold Lessor harmless therefrom. Lessor covenants to keep its estate in the demised premises free of mechanics, materialman and other liens which could interfere with Lessee's quiet and peaceable possession, and to hold Lessee harmless therefrom.

SECTION SEVENTEEN: SURRENDER OF POSSESSION:

Lessee shall at the end of the term, or on earlier termination or forfeiture of this Lease, peaceably and quietly surrender and deliver the demised premises to Lessor in as good condition and repair as it was after completion of construction, reasonable wear and tear excepted. Lessee shall remove its personal property from the premises at the time of such termination; and any personal property remaining on the premises after fifteen (15) days written notice from Lessor shall be deemed abandoned by Lessee. Lessor may, in its discretion, take ownership of abandoned property, or cause the same to be removed, stored or destroyed at Lessee's expense.

Alterations, additions and improvements to the premises which are of a permanent nature, including, but not limited to renovated or remodeled walls, doors, windows; carpeting, wall paneling, ceiling tiles and light fixtures; are the property of Lessor, and shall not be removed.

SECTION EIGHTEEN: MEDIATION, LEGAL ACTION AND ATTORNEY'S FEES:

In the event of a default described in Section FIFTEEN other than for the non-payment of rent, the parties shall seek resolution as follows prior to resorting to actions at law:

    1. Attempt informal resolution of the default by direct communication. This process shall begin not later than 5 working days after the notice of breach is issued, and shall conclude, whether by agreement over remedy or by failure to so agree, 5 calendar days thereafter. This attempt is mandatory.

    2. If direct discussion fails to produce mutual agreement, the parties will seek in good faith to resolve the dispute by mediation administered by the American Arbitration Association. Each party shall be represented at mediation by a senior executive with sufficient knowledge of the issues to participate in the mediation, and with authority to commit the party to mediated solutions agreed upon. This attempt is mandatory. Good faith mediation requires:

      i. each party shall prepare a statement of the issues, and provide reasonable supporting documentation for its position, and

      ii. at least 2 sessions on different days.

    3. If mediation fails, the parties may elect to engage in binding arbitration. Venue for arbitration

SREDP/CWC LEASE - 15
    shall be Bonner County, Idaho, and the law of Idaho shall control. The statement of issues, with supporting documentation, as used in the mediation, shall be supplied to the arbitrator. If the mediator is willing and available to serve as the arbitrator, he or she shall so serve.

    4. If the parties do not mutually elect binding arbitration, either party may file an action with a court of appropriate jurisdiction.

In addition to all of the rents, credits or other sums due or payable by one party to the other pursuant to the terms of this Lease, a party in Default shall be required to pay the party not in Default the reasonable attorney's fees and costs incurred by the party not in Default in

    1.  Preparing Notices of Default.
    2.  Preparing Notices of Election.
    3. In prosecuting this action in any mediation or arbitration panel, and in Court proceedings. In the event both parties prevail in part, then each shall pay that proportion of the others attorneys' fees as the value of the recovery obtained by the other party bears to the value of the entire recovery granted in the cause.

All notices, demands or other writing in this Lease provided to be given, made or sent by either party hereto the other shall be deemed to have fully given, made or sent when made in writing and hand delivered or sent by certified or registered United States Mail, postage prepaid, and addressed as follows:

Lessor: Sandpoint Real Estate
        Development Partnership
        c/o Scott Glickenhaus
        104 East Pacific
        Sandpoint, ID 83864

Lessee: Coldwater Creek Inc.
        1123 Lake Street
        Sandpoint, ID 83864

SECTION NINETEEN: TAXES:

Lessor shall pay all real property taxes assessed against the demised premises.

At present there are no special assessments levied against the property. If any valid special assessment is hereafter during the original (not renewal) term of this lease levied against the property by a local taxing authority, then in each year of the renewal term (if renewed) in which such levy or levies is imposed and payable, Lessee agrees to pay one half of the amount payable in such year. Payment shall be made at the time the same falls due. The sums so payable by Lessee shall not be considered "rent" for purposes of Idaho unlawful detainer statutes.

SECTION TWENTY: FORCE MAJEURE

In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of

SREDP/CWC LEASE - 16
the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

SECTION TWENTY-ONE: INTEGRATION AND CONSTRUCTION OF LANGUAGE:

This Lease contains the entire agreement between the parties. No modification of this Lease is valid unless in writing executed by the parties. No representations, warranties, covenants or agreements, expressed or implied, have been made, other than as expressly set forth herein. This Lease shall be governed by the Laws of the State of Idaho. The use of the singular herein shall include the plural and the use of one pronoun shall be construed to include other pronouns of appropriate gender. The terms of this Lease are binding on the heirs, administrators, executors, legal representatives, successors and assigns of both parties.

The language in all parts of the Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for nor against either Landlord or Tenant. The words "Lessor" and "Lessee," as herein used, shall include the plural as well as the singular, and include successors, representatives and assigns. The terms of this lease apply to each Lessor, as its interests appear, unless limited to a specified lessor. The neutral gender includes the masculine and feminine. In the event any term, covenant, or condition herein contained is held to be invalid or void by any court of competent jurisdiction, the invalidity of any such term, covenant, or conditions shall in no way affect any other term, covenant, or condition herein contained.

SECTION TWENTY-THREE: MISCELLANEOUS PROVISIONS

Lessor will on or before February 1, 1995, supply Lessee with a list of its vendors' names, addresses, telephone numbers, contact person, and brief description of the product or service provided.

The mini-storage unit rented by Lessor and kept in the dumpster area on the each bank of Sand Creek shall be removed by Lessor, unless Lessee elects to take over the lease. Notice of such election shall be delivered to Lessor on or before February 28, 1995.

If Lessee has full possession, then upon written request by Lessor delivered at any time within the first year of the original term, Lessee will make an additional cash advance of rent to Lessor under the following terms:

    a. the amount of this advance shall be $250,000.00, less all other sums credited against rent, including the advances described in Sections Six, Thirteen and Fifteen; and

    b. this rent advance, together with any rent advance made under Section Six, shall earn interest at 12% per annum, calculated on the full sum of such advances from the date the advance is made through the end of the period prepaid by the Section Thirteen rent advance (pro-rated to the day); and

SREDP/CWC LEASE - 17

    c. thereafter, rents due under this lease shall be subtracted from the initial amount of these advances, plus accrued interest, and the (declining) balance remaining shall earn interest at 12% per annum until exhausted by such application to rents due.

    IN WITNESS WHEREOF the parties have made this Lease the day and year first above written, executed in two (2) counterparts, each of which shall be an original.

                                Sandpoint Real Estate Development Partnership


                                By:    /s/ Scott Glickenhaus
                                   ------------------------------------------
                                Scott Glickenhaus, General Partner


                                Cedar Street Bridge Co.


                                By:    /s/ Scott Glickenhaus
                                   ------------------------------------------
                                Scott Glickenhaus, General Partner


                                Coldwater Creek Inc.


                                By:    /s/ Dennis Pence
                                   ------------------------------------------
                                Dennis Pence, President


SREDP/CWC LEASE - 18

STATE OF IDAHO       )
                     ) ss
County of Bonner     )

     On this 3rd day of January, 1995, before me, the undersigned notary public for Idaho, personally appeared Dennis Pence, known or identified to me to be the president of Coldwater Creek, Inc., an Idaho corporation, and the person who executed the within instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

     In witness whereof, I have executed this certificate as of the date set forth above.

                                     /s/ Notary Public for Idaho
                                     --------------------------------
                                     Notary Public for Idaho
                                     Residing at Sandpoint



STATE OF IDAHO       )
                     ) ss
County of Bonner     )

     On this 3rd day of January, 1995, before me, the undersigned notary public for Idaho, personally appeared Scott Glickenhaus, known to me to be the general partner of Sandpoint Real Estate Development Partnership, an Idaho limited partnership, and the partner who subscribed said partnership name to the foregoing instrument, and acknowledged to me that he executed the same in said partnership name.

     In witness whereof, I have executed this certificate as of the date set forth above.


                                     /s/ Notary Public for Idaho
                                     --------------------------------
                                     Notary Public for Idaho
                                     Residing at Sandpoint




STATE OF IDAHO       )
                     ) ss
County of Bonner     )

     On this 3rd day of January, 1995, before me, the undersigned notary public for Idaho, personally appeared Scott Glickenhaus, known to me to be the general partner of Cedar Street Bridge Company Partnership, an Idaho limited partnership, and the partner who subscribed said partnership name to the foregoing instrument, and acknowledged to me that he executed the same in said partnership name.

     In witness whereof, I have executed this certificate as of the date set forth above.


                                     /s/ Notary Public for Idaho
                                     --------------------------------
                                     Notary Public for Idaho
                                     Residing at Sandpoint

                               EXHIBIT A
                         BURLINGTON NORTHERN INC.
                            SANDPOINT, I.D.


                                [MAP]

                                                                EXHIBIT B

Cedar Street Bridge                             Page 1 of 1
   Equipment & Fixtures Inventory               Date: 12/28/94

                                                      Expected Life
-----------------------------------------------------------------------------------------------
                                                                     5 yrs
                                                             5-10      or
       Item Description                            10 yrs     yrs     less      Remove    Notes
-----------------------------------------------------------------------------------------------

 1  Outdoor bench (West Plaza Area)                                     4
 2  Metal frame picnic table w attached benches                         2
 3  Flag poles w assorted colored flags                                 6
 4  Ariens ST824 Snowblower                                    1
 5  Window washer & extension w hose                                    1
 6  75' garden hose and reel                                            1
 7  Metal tree for lg flower pots                     1
 8  Green/white awning tent                                             1
 9  Tenant Trend 170E floor scrubber                                    1
10  Advance floor waxer                                                 1
11  Assorted cleaning supplies (brooms, mops, etc.)                     1
12  Covered Sales Carts (1 in bad shape)                                9
13  Planter/divider                                                     7
14  Walk-in storage box (10 x 5 x 6)                                    1
15  Stage riser 4 x 8                                                   4
16  Stage riser 3 x 3                                                   2
17  Bench from railway station                                          1
18  25' aluminum extension ladder                                       1
19  6' folding table                                                    2
20  Assorted potted plants                                                                 A
21  Assorted trash containers (not counted)

Notes:
A All potted plants will be left by CSB Management. There was no attempt to make an accurate count.


Prepared by: David Erickson         Date: 12/28/94                  12/94

                                                                EXHIBIT B

Gourmet, Inc.                                   Page 1 of 4
   Equipment & Fixtures Inventory               Date: 12/28/94

                                                      Expected Life
-----------------------------------------------------------------------------------------------
                                                                     5 yrs
                                                             5-10      or
       Item Description                            10 yrs     yrs     less      Remove    Notes
-----------------------------------------------------------------------------------------------
 1  3 x 3 table                                                         4
 2  2 x 2 oak top table                                                 8
 3  Assorted dining chairs                                                                  B
 4  4 ft. round table                                                   2
 5  Older model upright piano                                           1
 6  Allied Safe & Vault 2 chamber safe                                  1
 7  Cleveland Steamcraft II                                             1
 8  Gyro Machine                                                        1
 9  Qualheim Vegetable Slicer                                            1
10  Metal sinks & dishwasher from former bar                            1
11  Hot dog warmer #112-76-224                                          1
12  Meat slicer #1000651                                                1
13  Three burner grill                                                  1
14  Fryer #10-B-1/051SNE (w 2 baskets)                                  1
15  2 door freezer #C22207                                              1
16  2 door refrigerator                                                 1
17  Stainless cart                                                      1
18  Non functioning warmer                                              1
19  Food processor                                                      1
20  Storage rack                                                        6
21  Coffee warmer #E052757                                              1
22  Cash register MA 141 3D255219
       (journal tape will not feed)                                     1
23  Food chopper #37353D                                                1
24  Four burner stove                                                   1
25  Dishwasher w 8 full racks, 8 half racks                             1

Notes:
B  CSB Mgmt will leave behind all dining chairs in useable condition.
     No count made.

Prepared by: David Erickson                 Date: 12/28/94           12/94

                                                                EXHIBIT B

Gourmet, Inc.                                   Page 2 of 4
   Equipment & Fixtures Inventory               Date: 12/28/94

                                                      Expected Life
-----------------------------------------------------------------------------------------------
                                                                     5 yrs
                                                             5-10      or
       Item Description                            10 yrs     yrs     less      Remove    Notes
-----------------------------------------------------------------------------------------------
 1  3 ft prep table                                                     1
 2  6 ft prep table                                                     1
 3  file cabinet                                                        1
 4  clear glass bowls                                                   6
 5  glass pitchers                                                      4
 6  salt & pepper racks                                                11
 7  microwave oven                                                      2
 8  orange serving tray                                                36
 9  Savory's serving tray                                                          29
10  ladle (2 lg, 6 med, 4 sm)                                          12
11  wooden chair                                                       31
12  dessert cart                                                        1
13  lighted sign board                                                  1
14  cook line refrigerated table                                        1
15  booster chair                                                       2
16  wooden chair                                                       31
17  vases                                                              10
18  bus tab                                                             3
19  trash cans                                                          7
20  cutting board                                                       4
21  filter for fryer                                                    1
22  pump                                                                2
23  can opener                                                          1
24  soup cups                                                          10
25  slotted spoons                                                      5

                                                                EXHIBIT B

Gourmet, Inc.                                   Page 3 of 4
   Equipment & Fixtures Inventory               Date: 12/28/94

                                                      Expected Life
-----------------------------------------------------------------------------------------------
                                                                     5 yrs
                                                             5-10      or
       Item Description                            10 yrs     yrs     less      Remove    Notes
-----------------------------------------------------------------------------------------------
 1  Non slotted spoon                                                    5
 2  wire whip                                                            3
 3  tongs                                                                3
 4  lg fry pan                                                           1
 5  sm fry pan                                                           4
 6  pot                                                                  4
 7  lg pot                                                               1
 8  metal strainer                                                       1
 9  40 qt bin                                                            1
10  full size bin                                                        9
11  xxx size bin                                                         4
12  lid                                                                  6
13  metal collander                                                      2
14  stainless bowl                                                       3
15  lg plastic salad bowl                                                3
16  sm plastic salad bowl                                                3
17  6 x 3 salad crock                                                   13
18  oval crock                                                          11
19  platter                                                             40
20  lg plate                                                            85
21  med plate                                                           55
22  sm plate                                                            35
23  black coffee cup                                                    33
24  salt & pepper shaker                                                18
25  soup bowl                                                            9

                                                                EXHIBIT B

Gourmet, Inc.                                   Page 4 of 4
   Equipment & Fixtures Inventory                Date: 12/28/94

                                                      Expected Life
-----------------------------------------------------------------------------------------------
                                                                     5 yrs
                                                             5-10      or
       Item Description                            10 yrs     yrs     less      Remove    Notes
-----------------------------------------------------------------------------------------------
 1  salad pressing                                                       1
 2  ash tray                                                                      38
 3  napkin holder                                                       15
 4  scale                                                                4
 5  2 gal round insert                                                   1
 6  2 gal lid                                                            3
 7  1 gal round insert                                                   7
 8  1 gal lid                                                            3
 9  2 qt round insert                                                    5
10  full pan                                                             5
11  1/2 pan                                                              4
12  1/4 pan                                                              4
13  1/8 pan                                                             11
14  1/3 pan                                                              4
15  1/6 pan (2 in)                                                      10
16  1/6 pan (4 in)                                                       5
17  assorted lids                                                       11
18  rubber spatula                                                       3
19  stainless spatula                                                    2

                                                      EXHIBIT C

       Exhibit ______ to Coldwater Creek/SRP Sublease
           August 1994 Rents, Cedar Street Bridge

Alpine Cedar                             $   400/month
Alternative Architecture                     100/month
Better Homes & Gardens                     1,200/month
Blue Sky Broadcasting                        500/month
B J's Games & Books                          900/month
Candy Cottage                                325/month
Cedar Street Bridge offices                  400/month
Cedar Street Buffet                        1,000/month
Coldwater Creek (incl carts)               3,286/month
Counselling Associates                       200/month
Delightful Diversions                        900/month
Festival at Sandpoint                        850/month
Ken's Tooth Studio                           450/month
Monthly cart rentals                       2,328/month
Nick's Coffee                                300/month
Old Idaho Trading Co                         700/month
Panhandle Signs                              450/month
Silver Lady                                  750/month
Special Effects                              400/month
                   Total                --------------
                                         $15,439/month

                                                             EXHIBIT D

                                           Page 1 of 1
                                           Date: 12-30-94


Project:  CEDAR STREET BRIDGE
To:  John J. Manning Jr.
Company:  ALSC
From:  DICK LUHN
Subject:  HVAC CRITERIA


HVAC SYSTEM

The HVAC System shall be designed in accordance with all applicable codes including, but not limited to, the Idaho Energy Code, the Uniform Building Code and the Uniform Mechanical Code. The system shall be capable of maintaining a temperature of 76DEG.F plus or minus ___ DEG.F in all occupied spaces at any time of the year. Individual, separate temperature control shall be provided for each permanent tenant space. Annual operating costs for HVAC energy usage shall not exceed $0.40/SF per year based on $0.45/Therm natural gas and $0.05/KWH electric costs.

                           EXHIBIT E

                          FLOOR PLAN



                           [MAP 1]





                           [MAP 2]

                                     MAINTENANCE
CEDAR STREET BRIDGE
Maintenance Considerations


AREA TO BE MAINTAINED   MAINTENANCE REQUIREMENTS                                          FREQUENCY               RESPONSIBILITY
Heat system boiler      Spring/Summer Shut-down                                           Apr/May                  CSB Management
                        Fall/Winter Start-up (with 48 hours notice)                       Sep/Oct                  CSB Management
                        System bleeding/fill-up                                           As required              CSB Management

Heating system units    Number each in-store unit                                         once                     CSB Management
                        Establish a maintenance log                                       once                     CSB Management
                        Change filter/clean unit                                          annually                 CSB Management

Fire Sprinkler System   Annual Insurance Certification                                    TBD                      CSB Management
                        Annual Test of Alarm                                              April                    CSB Management
                        Establish response procedure                                      review annually          CWC & CSB
                        Weatherization & freezing prevention                              As required              CSB Management

Water Supply System     Provide water supply from city mains to stud wall                 Continual                CSB Management
                        Repair any leakage damage from frost or general system failure    On occurance             CSB Management
                        Inspection, maintenance & replacement of hot water heaters        April or as needed       CSB Management
                        Weatherization & freezing prevention                              As required              CSB Management

Sewer                   Maintenance of restaurant area grease trap                        As required              CWC & tenants
                        Maintenance of restroom sink traps                                As required              CWC
                        Maintenance of toilets (prevention & clean-up from back-ups)      On occurrance            CWC
                        Maintenance of outside west end sewer piper                       Oct                      CSB Management

Electrical              Replacement of interior and exterior light bulbs                  As needed                CWC
                        Cleaning interior & exterior light fixtures                       As needed                CWC

                                         Page 1

12/28/94

                                       MAINTENANCE


AREA TO BE MAINTAINED   MAINTENANCE REQUIREMENTS                                         FREQUENCY                 RESPONSIBILITY
Physical plant          Repairs for exterior damage, including glass, caused by vandals   As needed                CSB Management
                        Repairs for interior damage, including glass, caused by vandals   As needed                CWC
                        Cleaning/maintaining west plaza area                              Continual                CWC
                        Repairing west plaza area                                         Continual                CSB Management
                        Cleaning/maintaining creekside under bridge West to East          Apr & Oct                CSB Management
                        Cleaning dumpster area                                            Continual                CWC
                        Maintaining dumpster area                                         Continual                CSB Management
                        Cleaning/maintaining footbridge                                   Continual                CWC
                        Repairing footbridge                                              Continual                CSB Management
                        Cleaning/maintaining dock & stairway                              Continual                CWC
                        Repairing dock & stairwell                                        Continual                CSB Management
                        Cleaning outside windows, all levels                              As needed                CWC
                        Cleaning inside windows, all levels                               As needed                CWC

Fittings, Fixtures,     Prepare an inventory of all items covered by the lease,
Equip                       including an assessment of condition. List to include,        Once                     CWC & CSB
                            plants, maintenance equip., restaurant equip, etc.

Locks & Keys            Prepare a master lock/key system                                  Once                     CWC

                                         Page 2
12/28/94

                          EXHIBIT G

                          FLOOR PLAN



                           [MAP 1]





                           [MAP 2]